Exhibit 99.1

MFA FINANCIAL, INC.
350 Park Avenue
New York, New York 10022
(212) 207-6400

PRESS RELEASE		FOR IMMEDIATE RELEASE

August 17, 2017		NEW YORK METRO

Investor Contact:	MFA Investor Relations	NYSE: MFA
212-207-6488
www.mfafinancial.com

MFA Financial, Inc.

Announces Appointment of Craig L. Knutson as Sole CEO

and to Board of Directors

NEW YORK — MFA Financial, Inc. (NYSE:  MFA) announced today that its Board of Directors has elected Craig L. Knutson as sole Chief Executive Officer and a director of MFA to fill the vacancy created by the passing of William S. Gorin earlier this month.  Mr. Knutson had served as MFA’s Co-Chief Executive Officer since late July 2017.

Mr. Knutson, 58, who has also been President and Chief Operating Officer of MFA since January 2014, will continue in his role as President.  Mr. Knutson joined MFA in 2008 as an executive vice president and served in that capacity until the end of 2013.

MFA Financial, Inc. is a real estate investment trust primarily engaged in the business of investing, on a leveraged basis, in residential mortgage assets, including residential mortgage-backed securities and residential whole loans.